Exhibit 10.3

October 21, 2004

MEMORANDUM

To: Mr. Ted Field            Chairman of the Board

From: Marc P Geiger

Re: Artist Direct Inc.

Dear Mr. Field,

I, Marc P. Geiger, am hereby resigning from the Board of Artist Direct, Inc. as of October 18, 2004.

Please don’t hesitate to contact me if you have further questions.

Sincerely,

Marc Geiger
William Morris Agency